Lev Pharmaceuticals Announces $20 Million
Senior Secured Term Loan Facility

Mast Capital Management to provide Lev with the flexibility
to finance additional plasma purchases

NEW YORK, NY - November 08, 2007 – Lev Pharmaceuticals, Inc. (“Lev” or the “Company”) (OTCBB:LEVP.OB) today announced it entered into a $20 million senior secured term loan facility with Mast Capital Management for the financing of additional plasma purchases.

On November 2, 2007, the date of the closing, Lev received an initial loan of $10,000,000. Lev will have the option to request up to $10,000,000 of additional borrowings during the twelve month period following the closing date.

“This term loan facility provides us with the added flexibility to make substantial plasma purchases without further material dilution to our shareholders,” said Judson Cooper, Lev’s Chairman.

The loan is for a term of 36 months and matures on November 1, 2010. The loan is secured by a first priority lien on Lev’s assets and is subject to certain covenants and conditions. In connection with the Loan Agreement, we issued a three year warrant as additional consideration to the lender.

About MAST Capital Management
MAST Capital Management, LLC is a Boston-based investment manager specializing in special situations debt investment opportunities. Founded in 2002, MAST manages approximately $850 million in assets and commitments and seeks primarily to invest in small-to-mid-sized companies.

About Lev Pharmaceuticals, Inc.
Lev is a biopharmaceutical company focused on developing and commercializing therapeutic products for the treatment of inflammatory diseases. Lev’s C1 inhibitor, proposed to be marketed as CinryzeTM, has been granted orphan drug status for the treatment and prevention of HAE, potentially securing, upon approval, market exclusivity for seven years. Lev has also received fast track designation status from the FDA, which facilitates the development and expedites the review of drugs and biologics intended to treat serious or life threatening conditions and that demonstrate the potential to address unmet medical needs. Lev is also evaluating the development of C1 inhibitor for the treatment of acute myocardial infarction, or heart attack, and selective other diseases and disorders in which inflammation is known or believed to play an underlying role.

For more information about Lev, C1 inhibitor, or HAE, please contact Lev directly at 212-682-3096, or visit Lev’s website at www.levpharma.com.

Forward Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including risks related to new information arising out of clinical trial results, our heavy dependence on the success of CinryzeTM, our dependence on our suppliers, our dependence on third parties to manufacture CinryzeTM, obtaining regulatory approval to market CinryzeTM; market acceptance of CinryzeTM, maintaining the orphan drug status associated with CinryzeTM, the risks associated with dependence upon key personnel, and our ability to obtain additional funding to support our business activities. These and other risks are described in greater detail in the "Risk Factors that May Affect Results" section of our filings with the SEC. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

# # #

Contact:
Jason Tuthill, Director of Investor Relations
Lev Pharmaceuticals, Inc.
675 Third Avenue
Suite 2200
New York, NY 10017
(212) 850-9130
jtuthill@levpharma.com